Exhibit 3.36

BYLAWS

OF

T&C WHOLESALE, INC.

ARTICLE I

OFFICES

1.1 Principal Office. The principal office of the corporation shall be located in San Angelo, Texas.

1.2 Other Offices. The corporation may also have offices at such other places both within and without the State of Texas as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

2.1 Place of Meeting. Meetings of shareholders for any purpose may be held at such time and place within or without the State of Texas as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2 Annual Meetings. The annual meeting of shareholders shall be held annually each October at such date and time as shall be designated from time to time by the board of directors and stated in the notice of meeting.

2.3 Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of shareholders owning one-tenth of all the shares entitled to vote at the meeting. A request for a special meeting shall state the purpose or purposes of the proposed meeting, and business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

2.4 Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting.

2.5 Quorum. The holders of a majority of the shares entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders for the transaction of business except as otherwise provided by statute or by the certificate of formation. If, however, a quorum shall not be represented at any meeting of the shareholders, the shareholders entitled to vote thereat, represented in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be represented. At such adjourned meeting, provided a quorum shall be represented thereat, any business may be transacted which might have been transacted if the meeting had been held in accordance with the original notice thereof.

2.6 Vote Required. If a quorum be present at any meeting, the vote of the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall decide any question brought before such meeting and shall be the act of the shareholders’ meeting, unless the question is one upon which a different vote is required by law or by the certificate of formation.

2.7 Voting Rights. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except (a) to the extent that the certificate of formation provide for more or less than one vote per share or limit or deny voting rights to the holders of the shares of any class or series, or (b) as otherwise provided by law. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact.

2.8 Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the certificate of formation or by law, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the shareholders. Any such signed consent, or a copy thereof, shall be placed in the minute book of the Corporation.

ARTICLE III

DIRECTORS

3.1 Powers. The business and affairs of the corporation shall be managed by its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the certificate of formation or by these bylaws directed or required to be exercised or done by the stockholders.

3.2 Number, Selection and Term. The number of directors which shall constitute the whole board of directors shall not be less than two (2) or more than five (5). The directors shall be elected at the annual meeting of shareholders, except as provided in Section 3.3, and each director elected shall hold office until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal. Directors need not be residents of the State of Texas or shareholders of the corporation.

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3.3 Vacancies. Any vacancy occurring in the board of directors may be filled by a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office and shall hold office until his or her successor shall be elected and qualified or until his or her earlier death, resignation, withdrawal or removal.

3.4 Increases and Decreases. The number of directors may be increased or decreased from time to time as provided in these bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided, however, that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

3.5 Removal from Office. Any director may be removed either for or without cause at any special meeting of shareholders duly called and held for such purpose.

MEETINGS OF THE BOARD OF DIRECTORS

3.6 Place of Meeting. Meetings of the board of directors, regular or special, may be held either within or without the State of Texas.

3.7 First Meeting. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event that the shareholders fail to fix the time and place of such first meeting, it shall be held without notice immediately following the annual meeting of shareholders, and at the same place, unless by the unanimous consent of the directors then elected and serving such time or place shall be changed.

3.8 Regular Meetings. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board of directors.

3.9 Special Meetings. Special meetings of the board of directors may be called by the chairman of the board of directors or the president. Notice of each special meeting of the board of directors shall be given to each director at least two days before the date of the meeting.

3.10 Notice of Meetings. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as may be otherwise provided by law or by the certificate of formation or by the bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

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3.11 Quorum. At all meetings of the board of directors a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, unless otherwise specifically provided by law, the certificate of formation or the bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.12 Committees. The board of directors, by resolution adopted by a majority of the full board of directors, may from time to time designate from among the members of the board of directors an executive committee. Each committee shall consist of one or more directors, and, except as limited by law, the certificate of formation, these bylaws or the resolution establishing such committee, each committee shall have and may exercise all of the authority of the board of directors as the board of directors may determine and specify in the respective resolutions appointing each such committee. A majority of all the members of any such committee may fix the time and place of its meetings, unless the board of directors shall otherwise provide, and meetings of any committee may be held upon such notice, or without notice, as shall from time to time be determined by the members of any such committee. At all meetings of any committee a majority of its members shall constitute a quorum for the transaction of business, and the act of a majority of the members present shall be the act of any such committee, unless otherwise specifically provided by law, the certificate of formation, the bylaws or the resolution establishing such committee. The board of directors shall have power at any time to change the number, subject as aforesaid, and members of any such committee, to fill vacancies and to discharge any such committee.

3.13 Consent. Any action required or permitted to be taken at a meeting of the board of directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors or committee, as the case may be.

3.14 Meetings by Telephone. Unless otherwise restricted by the certificate of formation, subject to the provisions required or permitted by law and these bylaws for notice of meetings, members of the board of directors, or any committee thereof, may participate in and hold a meeting of such board or committee by means of telephone conference or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.15 Fees and Salaries. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

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3.16 Resignation. Any director may resign at any time by written notice to the corporation. Any such resignation shall take effect at the date of receipt of such notice or at such other time as may be specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any director who does not, for any reason whatsoever, stand for election at any meeting of stockholders called for such purpose shall be conclusively deemed to have resigned, effective as of the date of such meeting, for all purposes, and the corporation need not receive any written notice to evidence such resignation.

ARTICLE IV

NOTICES

4.1 General. Any notice to directors or shareholders shall be in writing and shall be delivered personally or mailed to the directors or shareholders at their respective addresses as they appear on the records or the stock transfer books of the corporation. Notice by mail shall be deemed to be given or delivered at the time when the same shall be deposited in the United States mail, with postage thereon prepaid. Notice to directors may also be given by telegram, telex or other facsimile communication.

4.2 Waiver. Whenever any notice is required to be given by law or under the provisions of the certificate of formation or of these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE V

OFFICERS

5.1 Officers. The officers of the corporation shall consist of a president and a secretary. The board of directors may also elect or appoint such other officers and agents, including a chairman of the board, an assistant president, one or more vice presidents, a treasurer and one or more assistant secretaries and assistant treasurers, as it shall deem necessary. Any two or more offices may be held by the same person. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the corporation in more than one capacity, if such instrument is required by law, the certificate of formation, these bylaws or any act of the corporation to be executed, acknowledged, verified or countersigned by two or more officers. None of the officers need be a director or a shareholder of the corporation.

5.2 Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at its first regular meeting held after the annual meeting of shareholders or as soon thereafter as conveniently practicable. Each officer shall hold office until his or her successor shall have been elected or appointed and shall have qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

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5.3 Removal and Resignation. Any officer or agent elected or appointed by the board of directors may be removed without cause by the affirmative vote of a majority of the board of directors whenever, in its judgment, the best interests of the corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at such other time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

5.4 Vacancies. Any vacancy occurring in any office of the corporation by death, resignation, retirement, disqualification, removal or otherwise, may be filled by the board of directors for the unexpired portion of the term.

5.5 Salaries. The salaries of all officers and agents of the corporation shall be fixed by the board of directors or pursuant to its direction; and no officer shall be prevented from receiving such salary by reason of his or her also being a director. Election or appointment of an officer or agent shall not of itself create contract rights.

5.6 Chairman of the Board. The chairman of the board, if one be elected, shall preside at all meetings of the board of directors and shall have such powers and duties as may from time to time be prescribed by the board of directors, upon written directions given to him pursuant to resolutions duly adopted by the board of directors.

5.7 President. The president shall be the chief executive officer of the corporation, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall preside at all meetings of the board of directors (unless a Chairman of the Board shall have been elected) and shareholders. The president shall formulate and submit to the board of directors or the executive committee matters of general policy for the corporation and shall perform such other duties as usually appertain to the office and such other duties as may be prescribed by the shareholders, the board of directors or the executive committee from time to time. The president shall have the power to appoint and remove subordinate officers, agents and employees, including assistant secretaries and assistant treasurers, except that the president may not remove those elected or appointed by the board of directors. The president shall keep the board of directors and the executive committee fully informed and shall consult with them concerning the business and affairs of the corporation. The president shall vote, or give a proxy to any other officer of the corporation to vote, all shares of stock of any other corporation standing in the name of the corporation. In general, the president shall perform all other duties normally incident or as usually appertain to the office of president and such other duties as may be prescribed by the shareholders, the board of directors or the executive committee from time to time.

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5.8 Vice Presidents. The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, or in the event of his or her inability or refusal to act, perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

5.9 Secretary. The secretary shall record all of the proceedings of the meetings of the board of directors, all committees thereof and the shareholders in a minute book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision the Secretary shall be.

5.10 Assistant Secretaries. The assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

5.11 Treasurer. The treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the president or board of directors so requires, an account of all transactions made as treasurer and of the financial condition of the corporation. If required by the board of directors, the treasurer shall give the corporation a bond of such type, character and amount as the board of directors may require.

5.12 Assistant Treasurers. The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or the president from time to time delegate. If required by the board of directors, the assistant treasurers shall give the corporation a bond of such type, character and amount as the board of directors may require,

ARTICLE VI

CERTIFICATES REPRESENTING SHARES

6.1 Issuance. The corporation shall deliver certificates representing all shares to which shareholders are entitled; and such certificates shall be signed by the chairman of the board, president

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or any vice president and either the secretary or any assistant secretary, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the chairman of the board, president or vice president, secretary or assistant secretary upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if such officer were such officer at the date of such issuance. In the event the corporation is authorized to issue shares of more than one class, each certificate representing shares issued by the corporation (1) shall conspicuously set forth on the face or back of the certificate a full statement of (a) all of the designations, preferences, limitations, restrictions and relative rights of the shares of each class authorized to be issued and, (b) if the corporation is authorized to issue shares of any preferred or special class or series, the variations and the relative rights and preferences of the shares of each such series to the extent they have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series; or (2) shall conspicuously state on the face or back of the certificate that (a) such a statement is set forth in the certificate of formation on file in the office of the Secretary of State of the State of Texas or in a resolution of the board of directors on file with the corporation, and (b) the corporation will furnish a copy of such statement to the record holder of the certificate without charge on written request to the corporation at its principal place of business or registered office. Each certificate representing shares issued by the corporation (1) shall conspicuously set forth on the face or back of the certificate a full statement of the limitation or denial of preemptive rights contained in the certificate of formation, and (2) shall conspicuously state on the face or back of the certificate that (a) such a statement is set forth in the certificate of formation on file in the office of the Secretary of State of the State of Texas and (b) the corporation will furnish a copy of such statement to the record holder of the certificate without charge on request to the corporation at its principal place of business or registered office. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the cases of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefor upon such terms and with such indemnity, if any, to the corporation as the board of directors may prescribe. Certificates shall not be issued representing fractional shares of stock.

6.2 Lost Certificate. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a new condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient and may require such indemnities as it deems adequate to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

6.3 Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and

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the old certificate canceled and the transaction recorded upon the books of the corporation. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof, or by such holder’s attorney thereunto authorized by power of attorney and filed with the secretary of the corporation or the transfer agent.

6.4 Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

REGISTERED SHAREHOLDERS

6.5 Registered Shareholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

6.6 List of Shareholders. The officer or agent having charge of the transfer books for shares shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to the inspection of any shareholder during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.

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ARTICLE VII

DIVIDENDS

7.1 Declaration. Subject to the provisions of the certificate of formation relating thereto, if any, and the restrictions imposed by applicable law, dividends on the corporation’s outstanding shares may be declared from time to time by the board of directors, in its discretion, at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in the corporation’s own shares, subject to any provisions of the certificate of formation.

7.2 Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund for meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII

CONTRACTS, CHECKS, DEPOSITS, BOOKS AND RECORDS

8.1 Contracts. Subject to the provisions of Section 5.1, the board of directors may authorize any officer, officers, agent or agents to enter into any contract or agreement of any nature whatsoever, including, without limitation, any contract, deed, bond, mortgage, guaranty, deed of trust, security agreement, pledge agreement, act of pledge, collateral mortgage, collateral chattel mortgage or any other document or instrument of any nature whatsoever, and to execute and deliver any such contract, agreement, document or other instrument of any nature whatsoever for and in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

8.2 Checks, Etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or such agent or agents of the corporation, and in such manner, as shall be determined by the board of directors. Subject to the provisions of Section 5.1, the board may authorize any officer, officers, agent or agents to execute and deliver any of such documents or instruments for and in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

8.3 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

8.4 Books and Records. The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and board of directors and committees thereof, and shall keep at its registered office or principal place of business,

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or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

ARTICLE IX

INDEMNIFICATION

9.1 Definitions. As used in this Article IX, the terms defined in this Section 9.1 have the meanings assigned to them in this Section 9.1, and include the plural as well as the singular.

(a) “Corporation” means and includes any domestic or foreign predecessor entity of the corporation in a merger, consolidation, or other transaction in which the liabilities of the predecessor are transferred to the corporation by operation of law and in any other transaction in which the corporation assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this article.

(b) “Director” means any person who is or was a director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

(c) “Expenses” include, without limitation, court costs and attorney’s fees.

(d) “Official capacity” means the following:

(i) when used with respect to a director, the office of director in the corporation; and

(ii) when used with respect to a person other than a director, the elective or appointive office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

(e) “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

9.2 Indemnification of a Director. Subject only to the provisions of Section 9.7 of this Article IX, the corporation shall indemnify a person who was, is, or is threatened to be made a

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defendant or respondent in a proceeding because the person is or was a director of the corporation; provided, however, that such person shall be indemnified only if it is determined in accordance with Section 9.6 of this Article IX that the person:

(a) conducted himself in good faith;

(b) reasonably believed;

(i) in the case of conduct in his or her official capacity as a director of the corporation, that his or her conduct was in the corporation’s best interest; and

(ii) in all other cases, that his or her conduct was at least not opposed to the corporation’s best interests; and

(c) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

9.3 Indemnification of a Director Prohibited. A director may not be indemnified under Section 9.2 of this Article IX for obligations resulting from a proceeding;

(a) in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person’s official capacity; or

(b) in which the person is found liable to the corporation.

9.4 Certain Acts Not Determinative. The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements set forth in Section 9.2 of this Article IX.

9.5 Expenses and Costs Indemnified. A person shall be indemnified under Section 9.2 of this Article IX against judgments penalties (including, without limitation, excise and similar taxes), fines, settlements, and any and all other reasonable expenses actually incurred by the person in connection with the proceeding; provided, however, that, if the proceeding was brought by or on behalf of the corporation, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding.

9.6 Determination of Indemnification. A determination of indemnification under Section 9.2 of this Article IX must be made:

(a) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding;

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(b) if such a quorum cannot be obtained, by a majority vote of a committee of the board of directors, designated to act in the manner by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding;

(c) by special legal counsel selected by the board of directors or a committee of the board of directors by vote as set forth in Subsection (a) or (b) of this Section 9.6, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or

(d) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.

9.7 Authorization and Determination as to Reasonableness. Authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses must be made in the manner specified by Subsection (c) of Section 9.6 of this Article IX of the selection of special legal counsel. If indemnification is not authorized in the manner specified by Subsections (a), (b) or (c) of Section 9.6 of this Article IX, the corporation shall, at the written request of the person seeking indemnification, submit the authorization of indemnification, in the manner specified in Subsection (d) of Section 9.6 of this Article IX, to the shareholders for a vote at the next regular or special meeting of shareholders held by the corporation following the receipt of such request. The corporation shall permit the person so requesting to include a statement of his or her reasons therefor in any proxy soliciting or other material sent to the shareholders in connection with such meeting.

9.8 Indemnification of Director Required. The corporation shall indemnify a director against reasonable expenses incurred by such person in connection with a proceeding in which such person is a party because such person is a director if such person has been wholly successful, on the merits or otherwise in the defense of the proceeding.

9.9 Expenses Recoverable. If, in a suit for the indemnification required by Section 9.8 of this Article IX, a court of competent jurisdiction determines that the director is entitled to indemnification under Section 9.8 of this Article IX, the corporation shall pay to the director the expenses incurred in securing the indemnification.

9.10 Expenses Paid in Advance. Reasonable expenses incurred by a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the corporation in advance of the final disposition of the proceeding after:

(a) the corporation receives a written affirmation by the director of his or her good faith belief that he has met the standard of conduct necessary for indemnification under this Article IX and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that the director has not met those requirements; and

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(b) a determination that the facts then known to those making the determination would not preclude indemnification under this Article IX.

The written undertaking required by this Section 9.10 must be an unlimited general obligation of the director but need not be secured. It may be accepted without reference to financial ability to make repayment. Determinations and authorizations of payments under this Section 9.10 must be made in the manner specified by Section 9.6 of this Article IX for determining that indemnification is permissible.

9.11 Certain Expenses to be Paid. Notwithstanding any other provision of this Article IX, the corporation shall pay or reimburse expenses incurred by a director in connection with his or her appearance as a witness or other participation in a proceeding at a time when such director is not a named defendant or respondent in the proceeding.

9.12 Indemnification of an Officer. An officer of the corporation shall be indemnified as, and to the same extent, provided by Sections 9.8 and 9.9 of this Article IX for a director, and is entitled to seek indemnification under those sections to the same extent as a director. The corporation shall indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it shall indemnify and advance expenses to directors under this Article IX.

9.13 Indemnification of Nominees and Designees. The corporation shall indemnify and advance expenses to nominees and designees who are not or were not officers, employees, or agents of the corporation who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, other enterprise, or employee benefit plan to the same extent that it shall indemnify and advance expenses to directors under this Article IX.

9.14 Other Indemnification. The corporation shall indemnify and advance expenses to an officer, employee or agent, or person who is identified by Section 9.13 of this Article IX as a nominee or designee and who is not a director, to such further extent, consistent with law, as may be provided by its certificate of formation, general or specific action of its board of directors, or contract, or as permitted or required by common law.

9.15 Insurance. A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, other enterprise, or employee benefit plan, against any liability asserted against him and incurred by him in such a capacity or arising out of his or her status as such a person.

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9.16 Reports to Shareholders. Any indemnification of or advance of expenses to a director in accordance with this Article IX shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next meeting of shareholders or with or before the next submission to shareholders of a consent to action without a meeting pursuant to Section 6,201 of the Texas Business Organizations Code, and, in any case, within the-12-month period immediately following the date of the indemnification or advance.

9.17 Serving at Request of Corporation. For purposes of this Article IX, the corporation is deemed to have requested a director to serve an employee benefit plan whenever the performance by him of his or her duties to the corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by him with respect to an employee benefit plan in the performance of his or her duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the corporation.

ARTICLE X

MISCELLANEOUS

10.1 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

10.2 Seal. The corporate seal shall be in such form as may be prescribed by the board of directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

10.3 Books. The books and records of the corporation may be kept (subject to any provision of the law, the certificate of formation or these bylaws) outside the State of Texas at the offices of the corporation, or at such other place or places as may be designated from time to time by the board of directors.

ARTICLE XI

AMENDMENTS

11.1 Amendment. Any alteration, amendment, or repeal of these bylaws or adoption of new bylaws must be approved by vote of two-thirds of the stockholders entitled to vote.

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11.2 Severability. If any portion of these bylaws shall be invalid or inoperative, then, so far as is reasonable, the remainder of these bylaws shall be considered valid and operative and effect shall be given to the intent manifested by the portion held invalid or inoperative.

I hereby certify that the above and foregoing bylaws of the Corporation were adopted as the bylaws of the Corporation by the unanimous written consent of the directors without a meeting, executed on the 16 day of September 2006, pursuant to the Texas Business Organizations Code.

Devin L. Bates, Secretary

APPROVED:

W. Alvin New, President

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